Prospectus Supplement filed under Rule 424(b)(3)
                                         Registration No. 333-07899

                      Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1) "MassMutual Corporate Investors" is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes owned as of July 24, 1997 of $600,000.

2) "MassMutual Participation Investors" is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes owned as of July 24, 1997 of $300,000.

3) "MassMutual High Yield Partners LLC" is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes owned as of July 24, 1997 of $1,050,000.

4) "MassMutual Corporate Value Partners Limited" is added to the table of Selling Holders on page 39 with a Principal
      Amount of Registered Notes owned as of July 24, 1997 of
      $1,050,000.

     The date of this Prospectus Supplement is July 29, 1997.




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